UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Bridgford Foods Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BRIDGFORD FOODS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 19, 2008

To the Shareholders of

BRIDGFORD FOODS CORPORATION:

The annual meeting of the shareholders of Bridgford Foods Corporation, a California corporation (the “Company”), will be held at the Crowne Plaza Hotel, 1500 South Raymond Avenue, Fullerton, California, on Wednesday, March 19, 2008 at 10:00 a.m., for the following purposes:

(1) To elect eight directors to hold office for one year or until their successors are elected and qualified.

(2) To ratify the appointment of Haskell & White LLP as the Company’s independent public accountants for the fiscal year commencing November 3, 2007.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Company’s Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on February 8, 2008 are entitled to notice of and to vote at the meeting or any adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS RESPECTFULLY URGES YOU TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.  Shareholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By order of the Board of Directors

/s/ Cindy M. Matthews-Morales
Cindy M. Matthews-Morales
Secretary

Anaheim, California

February 15, 2008

BRIDGFORD FOODS CORPORATION

1308 North Patt Street, Anaheim, California 92801

PROXY STATEMENT

Annual Meeting of Shareholders to be held March 19, 2008

The enclosed proxy is solicited by the Board of Directors of Bridgford Foods Corporation, a California corporation (the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at the Crowne Plaza Hotel, 1500 South Raymond Avenue, Fullerton, California, on Wednesday, March 19, 2008 at 10:00 a.m., and at any adjournment thereof. All shareholders of record at the close of business on February 8, 2008 are entitled to notice of and to vote at such meeting. This Proxy Statement and the accompanying proxy are being mailed on or about February 15, 2008.

The persons named as proxies were designated by the Board of Directors and are officers and directors of the Company. Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting, withdrawing the proxy and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of the proxy. All proxies, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees proposed by the Board of Directors and FOR ratification of the Company’s appointment of Haskell & White LLP as independent public accountants for the Company. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice hereof. However, if any other matter properly comes before the Annual Meeting, it is intended that the proxies, or their substitutes, will vote on such matters in accordance with their best judgment.

Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or electronic mail. All expenses incurred in connection with this solicitation will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock in a broker or nominee name.

On February 8, 2008, there were 9,856,482 shares of common stock of the Company outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each share of common stock entitles the holder thereof to one vote on each matter to be voted upon by such shareholders and, upon prior notice, to cumulate votes for the election of directors. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the meeting in person or by proxy and who abstain or withhold their vote, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes on proposals Nos. 1 and 2 is discussed under each respective proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors of the Company are elected annually to serve until the next annual meeting of the shareholders or until their respective successors are elected.  At the Annual Meeting, eight directors are to be elected.  The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the annual meeting. Every shareholder, or his proxy, entitled to vote upon the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit. No shareholder or proxy, however, shall be entitled to cumulate votes unless such candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate such shareholder’s votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. Each of these individuals has served as director since the last annual meeting.  All current directorships are being filled.

The Company’s Board of Directors recommends that you vote FOR the election of each of the nominees named below. Unless otherwise instructed, shares represented by the proxies will be voted FOR the election of the nominees listed below. Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Each nominee has indicated that he is willing and able to serve as director if elected. In the event that any of such nominees shall become unavailable for any reason, an event which management does not anticipate, it is intended that proxies will be voted for substitute nominees designated by management.

The following table and biographical summaries set forth, with respect to each nominee for director, his age, the positions he holds in the Company and the year in which he first became a director of the Company. Data with respect to the number of shares of the Company’s common stock beneficially owned by each of such directors as of February 8, 2008 appears under the caption “PRINCIPAL SHAREHOLDERS AND MANAGEMENT” below.

Name	Age	Current Position at the Company	Year First Became Director
Allan L. Bridgford	73	Senior Chairman of the Board and Member of the Executive Committee(1)(4)	1952
Hugh Wm. Bridgford	76	Chairman of the Executive Committee, Vice President and Director (1)(4)	1952
William L. Bridgford	53	Chairman of the Board and Member of the Executive Committee (1)(4)	2004
Robert E. Schulze	73	Director (1) (3)(4)	1980
Todd C. Andrews	42	Director (2) (3)(4)	2004
D. Gregory Scott	51	Director, Audit Committee and Compensation Committee Chairman (4)	2006
Richard A. Foster	72	Director (2) (3)(4)	2001
Paul R. Zippwald	70	Director (2) (3)(4)	1992

(1)                         Robert E. Schulze was President of the Company until he retired on June 30, 2004. Hugh Wm. Bridgford and Allan L. Bridgford are brothers. William L. Bridgford was elected to the Board of Directors on August 9, 2004 and he is the son of Hugh Wm. Bridgford and the nephew of Allan L. Bridgford.

(2)                         Member of Compensation Committee.

(3)                         Member of Audit Committee.

(4)                         Member of the Nominating Committee

Directors

Allan L. Bridgford was elected Senior Chairman of the Board in March of 2006. He previously as Chairman of the Company for more than five years and has been a full-time employee of the Company since 1957. Mr. Bridgford has served as a member of the Executive Committee since 1972. Allan L. Bridgford reduced his work schedule to 80% in March of 2000 and 60% in March of 2005.  Mr. Bridgford’s base compensation was reduced as a result of this reduced work schedule.

Hugh Wm. Bridgford was elected Vice President of the Company and Chairman of the Executive Committee in March of 1995.  He previously served as Chairman of the Board of Directors of the Company for more than five years and has been a full time employee of the Company since 1955 and has served as a member of the Executive Committee since 1972.

William L. Bridgford was elected Chairman of the Board of Directors in March of 2006 and President of the Company in June of 2004.  He previously served as Secretary of the Company for more than five years. Mr. Bridgford has been a full-time employee of the Company since 1981.

Robert E. Schulze previously served the Company in several capacities over more than five years including President, Executive Vice President, Principal Financial Officer, Secretary and Treasurer. Mr. Schulze retired as an employee effective as of June 30, 2004.

Todd C. Andrews is a Certified Public Accountant and currently serves as Vice President and Controller of Public Storage, Inc. headquartered in Glendale, California. Mr. Andrews has been with Public Storage, Inc. for more than the past five years. Mr. Andrews, a resident of Valencia, California, is a graduate of California State University, Northridge.

D. Gregory Scott is a Certified Public Accountant and currently serves as the Managing Director of Peak Holdings, LLC, an investment management company, based in Beverly Hills. Mr. Scott has been with Peak Holdings, LLC for more than the past five years.  Peak Holdings and its affiliates own and manage in excess of 3 million square feet of office, retail and warehouse space throughout the United States.

Richard A. Foster was President of Interstate Electronics Corporation, a wholly owned subsidiary of Figgie International, Inc., from 1979 until his retirement in 1991. Mr. Foster also served as Vice President of Figgie International, Inc. from 1986 to 1991.

Paul R. Zippwald was Regional Vice President and Head of Commercial Banking for Bank of America NT&SA, North Orange County, California, for more than five years prior to his retirement in July 1992. Mr. Zippwald is currently retired.

The Company is considered a “controlled company” within the meaning of Rule 4350(c) (5) of the NASDAQ Marketplace Rules and is therefore exempted from various rules pertaining to certain “independence” requirements of its directors. Nevertheless, the Board of Directors has determined that Messrs. Andrews, Foster, Scott and Zippwald are all “independent directors” within the meaning of Rule 4200 of the NASDAQ Marketplace Rules.

During fiscal year 2007 the Company’s Board of Directors held twelve regular monthly meetings. Each of the nominees holding office during this period attended at least 75% of the aggregate of the number of monthly meetings of the Board of Directors and meetings of committees upon which he served. Non-employee directors were paid $1,100 for each Board of Directors meeting attended. Employee directors received no additional compensation for their services.

Board Committees

The Board of Directors maintains three committees, the Compensation Committee, the Audit Committee and the Nominating Committee.

Compensation Committee

The Compensation Committee consisted of Messrs. Andrews, Foster, Scott (Chairman), and Zippwald at the close of the Company’s fiscal year 2007.  Assuming the election of management’s nominees to the Board of Directors, the Compensation Committee for fiscal year 2008 shall consist of Messrs. Andrews, Foster, Schulze, Scott and Zippwald. Each of the members of the Compensation Committee is a non-employee director and is independent as defined in Rule 4200(a) (15) of the NASDAQ Marketplace Rules. The Compensation Committee is responsible for establishing and administering the Company’s compensation arrangements for all executive officers and directors.

The Compensation Committee meets no less frequently than annually as circumstances dictate to discuss and determine executive officer and director compensation. The Compensation Committee does not generally retain the services of any compensation consultants, however, from time to time it utilizes the competitive compensation data from public and private sources in connection with its annual review. The Compensation Committee has the power to form and delegate authority to subcommittees when appropriate, provided that such subcommittees are composed entirety of directors who would qualify for membership on the Compensation Committee.  See “Compensation Discussion and Analysis” and “Director Compensation.”

The Compensation Committee held one (1) meeting during fiscal 2007, which was attended by all committee members.  No additional compensation is paid for participation on the Compensation Committee. The Compensation Committee does not operate under a written charter.

Audit Committee

The Audit Committee consisted of Messrs. Andrews, Foster, Scott (Chairman), and Zippwald at the close of the fiscal year 2007, each of whom received $300 or $500 per meeting, depending on length of meeting attended.  Assuming the election of management’s nominees to the Board of Directors, the Audit Committee for fiscal year 2008 shall consist of Messrs. Andrews, Foster, Schulze, Scott and Zippwald. The Audit Committee has been established in accordance with SEC rules and regulations, and each of the members of the Audit Committee is a non-employee director and is independent as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Board of Directors has determined that Messrs. Andrews, Schulze and Scott qualify as “financial experts” as such term is used in the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The Audit Committee meets periodically with the Company’s independent registered public accountants and reviews the Company’s accounting policies and internal controls. It also reviews the scope and adequacy of the independent registered public accountants’ examination of the Company’s annual financial statements. In addition, the Audit Committee selects the firm of independent registered public accountants to be retained by the Company, subject to shareholder approval, pre-approves services rendered by its independent registered public accountants and pre-approves all related-party transactions. The Audit Committee held eleven (11) meetings during fiscal 2007. In addition, the Audit Committee holds a pre-earnings release conference with the Company’s independent registered public accountants on a quarterly basis. The Audit Committee adopted its Amended and Restated Charter on August 14, 2006, a copy of which is attached to this Proxy Statement as Exhibit A.

Nominating Committee

The Board of Directors has decided that the full Board should perform the functions of a nominating committee for the Company. It made that decision because the Board believes that selecting new Board nominees is one of the most important responsibilities the Board members have to the Company’s shareholders and, for that reason, all of the members of the Board should have the right and responsibility to participate in the selection process. In its role as nominating committee, the Board identifies and screens new candidates for Board membership. Nevertheless, actions of the Board, in its role as nominating committee, can be taken only with the affirmative vote of a majority of the independent directors on the Board, as defined by the NASDAQ Marketplace Rules. The Board last met in its role as nominating committee in December 2005 to approve the appointment of one new director. The nominating committee does not act pursuant to a written charter. Members reconfirm their interest annually to continue participation on the Board of Directors.

The Director Nominating Process

In identifying new Board candidates, the Board will seek recommendations from existing board members and executive officers. In addition, the Board intends to consider any candidates that may have been recommended by any of the Company’s shareholders who have chosen to make those recommendations in accordance with the procedures described below. The Board in its capacity as nominating committee does not evaluate nominees recommended by shareholders differently from its evaluation of other director nominees.  The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist in identifying qualified candidates for the Board.

In assessing and selecting Board candidates, the Board will consider such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience; the candidate’s reputation for integrity; and the candidate’s participation in local community and local, state, regional or national charitable organizations. When selecting a nominee from among candidates considered by the Board, it will conduct background inquiries of and interviews with the candidates the Board members believe are best qualified to serve as directors. The Board members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including membership on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Shareholder Recommendation of Board Candidates

Any shareholder desiring to submit a recommendation for consideration by the Board of a candidate that the shareholder believes is qualified to be a Board nominee at any upcoming shareholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders. However, if the date of the upcoming annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating shareholder and of the person or persons being recommended for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating shareholder, his or her recommended candidate and any other shareholders known by the nominating shareholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings, that relate to the election of directors of the Company, between the nominating shareholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such shareholder and any other person or persons (naming such other person or persons); (iv) such other information regarding each such recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of each such recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.  No director nominations by shareholders have been received as of the filing of this Proxy Statement.

Code of Ethics

The Company adopted a Code of Ethics that is applicable to, among other individuals, its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and posted the Code of Ethics on its website at www.bridgford.com.  Any amendment or waiver to the Company’s Code of Ethics that applies to its directors or executive officers will be posted on its website or in a report filed with the SEC on Form 8-K.

Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California  92801. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director (s) accordingly.

Director Attendance at Annual Meetings

The Company does not currently have a specific policy regarding director attendance at annual shareholder meetings. However, directors are strongly encouraged to attend annual shareholder meetings. All eight (8) directors attended the 2007 annual meeting of the Company’s shareholders.

Executive Officers

Members of the Company’s Executive Committee, comprised of the five (5) executive officers named below, act in the capacity of Chief Executive Officer of the Company. The following five executive officers are elected annually to serve at the pleasure of the Board of Directors:

Allan L. Bridgford	Senior Chairman of the Board and Member of the Executive Committee
Hugh Wm. Bridgford	Vice President and Chairman of the Executive Committee
William L. Bridgford	Chairman of the Board and Member of the Executive Committee (1)
John V. Simmons	President and Member of the Executive Committee
Raymond F. Lancy	Chief Financial Officer, Vice President, Treasurer and Member of Executive Committee

(1)  William L. Bridgford is the son of Hugh Wm. Bridgford and the nephew of Allan L. Bridgford.

A biographical summary regarding Messrs. Allan L. Bridgford, William L. Bridgford and Hugh Wm. Bridgford is set forth above under the caption “Directors.” Biographical information with respect to the Company’s other executive officers is set forth below:

John V. Simmons, age 52, has served as Vice President of the Company for more than the past five years and was elected as President and Executive Officer in 2006.

Raymond F. Lancy, age 54, has served as Treasurer of the Company for more than the past five years.  He was elected Executive Officer in 2001 and Chief Financial Officer in 2003.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of February 8, 2008 by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, by each director and nominee for director, by each executive officer named in the Summary Compensation Table and by all officers and directors as a group. The information as to each person or entity has been furnished by such person or group.

Amount and Nature of Shares Beneficially Owned

Name and Address of Beneficial Owner(1)	Sole Voting and Investment Power	Shared Voting and Investment Power(2)	Total Beneficially Owned(3)		Percentage of Outstanding Shares Beneficially Owned(3)
Bridgford Industries Incorporated 1707 Good-Latimer Expy. Dallas, TX 75226	7,156,396	—	7,156,396		72.4
Hugh Wm. Bridgford 1707 Good-Latimer Expy. Dallas, TX 75226	47,917	7,156,396	7,204,313		72.9
Allan L. Bridgford	155,882	7,156,396	7,312,278		74.0
Bruce H. Bridgford	32,986	7,156,396	7,189,382	(4)	72.8
Baron R.H. Bridgford 170 North Green St. Chicago, IL 60607	26,654	7,156,396	7,183,050	(4)	72.7
Robert E. Schulze	167,870	—	167,870		1.7
William L. Bridgford	31,175	7,156,396	7,187,571	(4)	72.8
John V. Simmons 1707 Good-Latimer Expy. Dallas, TX 75226	25,363		25,363	(4)	*
Raymond F. Lancy	25,000	—	25,000	(4)	*
Todd C. Andrews	200		200		*
Richard A. Foster	2,234	—	2,234		*
D. Gregory Scott	8,550	—	8,550		*
Paul R. Zippwald	1,452	—	1,452		*
All directors and officers as a group (12 persons)	7,681,679	7,156,396	7,681,679	(5)	77.8

*                 Less than one percent (1%).

(1)                         Unless otherwise indicated, the address of such beneficial owner is the Company’s principal executive offices, 1308 N. Patt Street, Anaheim, California 92801.

(2)                         Represents shares beneficially owned by Bridgford Industries Incorporated, a Delaware corporation (“BII”), which presently has no other significant business or assets. Allan L. Bridgford, Hugh Wm. Bridgford, William L. Bridgford, Bruce H. Bridgford and Baron R.H. Bridgford presently own 16.06%, 10.54%, 7.48%, 10.29% and 9.54%, respectively, of the outstanding voting capital stock of BII and each has the right to vote as trustee or custodian for other shareholders of BII representing 0%, 0%, 0.58%, 0.63% and 1.75%, respectively, of such outstanding voting capital stock. The remaining percentage of BII stock is owned of record, or beneficially, by 32 additional members of the Bridgford family. The officers of BII jointly vote all shares.

(3)                         Applicable percentage of ownership as of February 8, 2008 is based upon 9,878,674 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 8, 2008 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity.  Except as otherwise indicated, and subject to community property laws where applicable, to the knowledge of the Company the persons listed above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(4)                         Includes 25,000 shares that may be purchased upon exercise of options within 60 days of February 8, 2008.

(5)                         Includes 125,000 shares that may be purchased upon exercise of options within 60 days of February 8, 2008

The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and holders of more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 2, 2007, all of the Company’s officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.  The Company adopted formal insider trading policies and procedures during the fiscal year ended November 2, 2007 to assure full compliance with applicable laws and adherence to its code of ethics.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Compensation Overview

This Compensation Discussion and Analysis provides information regarding the compensation paid to the Company’s “named executive officers” or “NEOs,” all of whom are members of the Executive Committee. Historically, the Company has been and continues to be principally managed by the Executive Committee. The Executive Committee, as a unit, serves as the Company’s “Chief Executive Officer.” The Executive Committee currently consists of the following five members:

•	Hugh Wm. Bridgford, Vice President and Chairman of the Executive Committee

•	Allan L. Bridgford, Senior Chairman of the Board

•	William L. Bridgford, Chairman of the Board and Principal Executive Officer

•	John V. Simmons, President

•	Raymond F. Lancy, Chief Financial Officer, Vice President, Treasurer, Principal Financial Officer

The Company’s executive compensation program is overseen by the Compensation Committee, or the Committee, which is comprised of certain non-employee members of the Company’s Board of Directors.  The basic responsibility of the Committee is to review the performance of the officers and key employees toward achieving the Company’s strategic goals and to help ensure that the Company is able to attract and retain individuals who can lead the Company to achieve those goals.

One of the Company’s primary strategic goals is to improve shareholder value while meeting its objectives for customer satisfaction, improved sales and financial performance, sound corporate governance, and competitive advantage.  The Company’s current emphases on controlling costs and improving profit margins on a consistent basis are also important factors which affect the Company’s compensation decisions.  The Committee’s goal is to work with management to balance the Company’s financial goals and circumstances with the need to attract, motivate and retain the fully qualified and capable individuals the Company needs to meet and surpass its customers’ and shareholders’ expectations in a highly-competitive industry.

Compensation Philosophy and Objectives

The core of the Company’s executive compensation philosophy is to pay for performance.  To that end, incentive bonus targets are set each year to reward excellent executive performance based upon the achievement of profit objectives by business segment and the Company’s overall profitability based on pretax income, thus stimulating all executives to assume broad responsibility for the Company’s overall financial welfare and performance.

The Compensation Committee’s guiding principles are as follows:

•                  Work with management to provide a compensation program that recognizes individual contributions as well as the Company’s overall business results;

•                  Provide reasonable levels of total compensation which will enable the Company to attract and retain qualified and capable executive talent within its industry while also considering the Company’s current goals of controlling costs and effecting consistent improvements in its overall financial condition;

•                  Motivate executive officers to deliver optimum individual and departmental performance;

•                  Develop and reward a leadership team that is capable of successfully operating and growing an increasingly competitive and complex business in a rapidly changing industry;

•                  Ensure that executive compensation-related disclosures are made to the public on a timely basis.

Role of the Compensation Committee

The Compensation Committee sets and approves the NEO’s total compensation. The compensation of all NEO’s is recommended by the Executive Committee and, after review and analysis, approved by the Compensation Committee.  The Compensation Committee met one time during fiscal year 2007.  The responsibilities of the Compensation Committee are as follows:

•                  Review and approve the compensation structure and compensation for the Executive Committee, including base salary, benefits, bonus, incentive and equity compensation (if any). The full Board of Directors evaluation of the Executive Committee’s performance is considered in setting incentives. The Committee seeks to maintain an appropriate balance, in light of overall Company performance and net profitability, between the compensation of the Executive Committee and the compensation of other officers and employees generally.

•                  Review and approve on an annual basis the compensation structure and compensation for the Company’s Executive Committee including base salary, incentive bonuses and equity compensation, if any. The Committee may also make any interim adjustments in any such compensation or plan as the Committee may deem appropriate, or as may be requested by the full Board of Directors or by senior management.

•                  Provide consultation and oversight of senior management’s decisions concerning the compensation of management, including evaluation procedures for Company officers and other executives deemed eligible for performance incentives (bonuses) or equity compensation.

•                  Review and approve compensation packages for new executives and, as needed, termination packages for departing officers or other executives.

•                  Review and, as deemed necessary or desirable, oversee the administration of the Company’s 1999 Stock Incentive Plan and Employee Stock Purchase Plan.

•                  Assist the Board of Directors and management in developing and evaluating potential candidates for executive positions.  Advise the Board of Directors in its succession-planning initiatives for the Company’s Executive Officers and other senior officers.

•                  Oversee preparation of a report on executive compensation as required for inclusion in the Company’s annual proxy statement.

Role of Management in the Compensation Determination Process

The Company’s senior management team, primarily the Principal Executive Officer and the Chief Financial Officer,

support the Committee in the executive compensation decision-making process.  At the request of the Compensation Committee, the Principal Executive Officer presents his performance assessment and recommendations to the Committee regarding base salaries, incentive targets and profitability ranges, incentive plan structure and other compensation-related matters of the Company’s executives (other than with respect to his own compensation).

Role of Compensation Consultant

The Compensation Committee has decided not to utilize the services of a paid compensation consultant after concluding that such a consultant would provide insufficient value for the cost thereof, given the Company’s current operating profits.

Total Compensation for Executive Officers

The compensation packages offered to the Company’s executive officers are comprised of one or more of the following elements:

•                  Base salary;

•                  Annual cash bonus incentives;

•                  Long term equity-based incentive compensation; and

•                  Post retirement healthcare and pension benefits.

The Company does not have any formal policies which dictate the amount to be paid with respect to each element, nor does it have any policies which dictate the relative proportion of the various elements.  The Company also does not have any formal policies for allocating between cash and non-cash compensation or short-term and long-term compensation.  Instead, the Company relies on the judgment of the Compensation Committee and input and feedback from the management team, including in particular the Senior Chairman of the Board and the Chairman of the Executive Committee. The Committee has no plans to adopt any such formulas, ratios or other such targets that might artificially dilute the Company’s effectiveness in achieving its overall profit objectives.  In fact, all of the Company’s compensation policy decisions are made in the context of its current financial position and are subordinated to the Company’s current goal of achieving overall profitability on an annual basis.  Each of the compensation components is described in more detail below.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. The purpose of base salary is to reward effective fulfillment of the assigned job responsibilities, and to reflect the position’s relative value to the Company and competitiveness of the executive job market.  Base salaries for executive officers are determined based on the nature and responsibility of the position, salary norms (if any) for comparable positions, the expertise and effectiveness of the individual executive, and the competitiveness of the market for the executive officer’s services.

The Company has successfully held most base salaries at the low end of the competitive range in order to reduce its overall cost structure and to achieve systematic improvement in the financial performance of the business without incurring a large turnover in executive talent and leadership.

Any “merit increases” for the Company’s executive officers are subject to the same budgetary constraints as apply to all other employees and operating departments.  Executive officer salaries are evaluated as part of the Company’s annual review process and may be adjusted where justified in the context of the Company’s current focus on profitability and controlling expenses.

For fiscal year 2007, the Compensation Committee set a salary guaranty of $3,900 per week for each Executive Committee Member, reduced on a pro-rata basis for any member working less than a full time schedule.  This change represented a 4% increase in the salary guaranty compared to fiscal year 2006.

Annual Cash Bonus Incentives

The Company’s policy is to make a portion of each executive’s compensation contingent upon the Company’s basic financial performance as well as upon his own level of performance and contribution to the business or segment of the Company’s operations.  The achievement of specific strategic and individual goals is intended to correlate with the creation of quarterly and longer-term shareholder value.  Profit-related annual bonus incentives allow the Company to offer a reasonably competitive total compensation package despite relatively lower base salaries, while directly aligning each executive’s performance with the Company’s overall financial performance.  Annual bonus incentives and ranges are analyzed by the Executive Committee with oversight and approval of the Compensation Committee. For the fiscal year ended November 2, 2007, no bonuses were paid to members of the Company’s executive committee.

Long-Term Equity-Based Incentive Compensation

The Compensation Committee has concluded that long-term stock-related compensation has very limited if any value as an employee incentive or retention tool.  Historically the Company’s equity-based incentive awards have proved to have little or no value to the recipient.

Beginning in 2005, U.S. accounting rules required the Company to expense any stock option awards according to a formula which could impose a costly charge on the Company’s income statements, thereby burdening or erasing its profit margins.  Because of these factors, the Company has not granted stock options and awards to avoid the adverse effects of such expenses.

The Company aims to align its executive officers’ interests with those of its shareholders by enhancing the link between the creation of sustainable profits and, in turn, improved shareholder value through the profit-related executive incentive compensation plan described above.  The Compensation Committee believes that by increasing profit margins on a continuing basis the Company can derive long-term growth in shareholder value as reflected in the Company’s market price per share.

Non-Qualified Stock Options.  In fiscal 2007, the Company did not award any stock options to the named executive officers or any of its other employees or directors.  Historically, the number of stock options granted to an executive officer is based upon the executive officer’s position and level of responsibility.  The Company does not issue discounted stock options or permit the re-pricing or reissue of previously issued options.

Restricted Stock. In fiscal 2007, the Company did not award any shares of restricted common stock to the named executive officers or to any of its other employees or directors.  As with stock options, the number of shares of restricted stock that may be awarded to a named executive officer in the future, if any, will be based upon the executive’s position and level of responsibility.

Non-Qualified Deferred Compensation

Effective January 1, 1991 the Company adopted a deferred compensation savings plan for certain key employees. Under this arrangement, selected employees contributed a portion of their annual compensation to the plan. The Company contributed an amount to each participant’s account by computing an investment return equal to Moody’s Average Seasoned Bond Rate plus 2%. The purpose of the plan was to provide tax planning and supplemental funds upon retirement or death of certain selected employees and to aid in retaining and attracting employees of exceptional ability.  Separate accounts are maintained for each participant to properly reflect his or her total vested account balance.

Pension and Retirement Benefits

Retirement Plan for Employees of Bridgford Foods Corporation for Administrative and Sales Employees.  The Company has a defined benefit plan (“Primary Benefit Plan”) for certain of its employees not covered by collective bargaining agreements. The Primary Benefit Plan, administered by a major life insurance company, presently provides that participants receive an annual benefit on retirement equal to 1.5% of their total compensation from the Company during their period of participation from 1958. Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of fully-insured monthly lifetime annuity contracts commencing at age 65 or the participant’s date of retirement, whichever is later. Effective May 12, 2006, future benefit accruals under the Primary Benefit Plan were frozen.

Supplemental Executive Retirement Plan.  Retirement benefits otherwise available to certain key executives under the Primary Benefit Plan have been limited by the effects of the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) and the Tax Reform Act of 1986 (“TRA”). To offset the loss of retirement benefits associated with TEFRA and TRA, the Company has adopted a non-qualified “makeup” benefit plan (the “Supplemental Executive Retirement Plan”).

Benefits will be provided under the Supplemental Executive Retirement Plan in an amount equal to 60% of their final average earnings minus any pension benefits and primary insurance amounts available to them under Social Security. However, in all cases the benefits are capped at $120,000 per year for Allan L. Bridgford and Hugh Wm. Bridgford. Benefits provided under this plan for William L. Bridgford and Raymond F. Lancy are calculated at 50% of final average earnings, capped at $200,000 per year, without offsets for other pension or Social Security benefits.

Bridgford Foods Retirement Savings 401k Plan.  The Company implemented a 401(k) plan effective May 13, 2006. The Company makes a matching contribution to each employee’s account based on pretax contributions in an amount equal to 100% of the first 3% of compensation and 50% of the next 2% of compensation contributed to the Plan. No amounts are contributed by the Company unless the employee elects to make a pretax contribution to the plan.

Perquisites and Other Benefits

The Company provides its executive officers with various health and welfare programs and other employee benefits which are generally available on the same cost-sharing basis to all of its employees.  However, in keeping with the Company’s policy of controlling costs in connection with its profitability objectives, it does not provide any significant perquisites or other special benefits to its executive officers including, but not limited to, payment of club memberships, fees associated with financial planning, executive dining rooms or special transportation rights.  The Company does not own an airplane and does not provide aircraft for executives for business or personal purposes.

The Company provides post-retirement healthcare for certain executives and their spouses (who are within fifteen years of age of the employee) who have reached normal retirement age.  This coverage is secondary to Medicare.  Coverage for spouses continues upon the death of the employee. The maximum benefit under the plan is $100,000 per year per retiree.  The plan is subject to annual renewal by the Board of Directors and may be discontinued at the Board’s discretion.   The plan was renewed for one year at the Board of Directors meeting held in December 2007.  The combined cost of this plan during the fiscal year ended November 2, 2007 was $169,467 for all active and retired participants.

Employment Agreements

The Company currently does not have any employment, severance, change of control or similar agreements with any of its NEOs. Refer to the compensation discussion below for information on pension, deferred compensation, and benefit-related payments payable in the event of a qualifying event such as employment termination, disability, death, or sale/merger/acquisition.

Tax and Accounting Implications

The Compensation Committee is responsible for considering the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that it may not deduct non-performance-based compensation of more than $1,000,000 that is paid to its executive officers.  The Company believes that the compensation paid under the current management incentive programs is fully deductible for federal income tax purposes.  In certain situations, the Committee may approve compensation that will not meet the requirements for deductibility in order to ensure competitive levels of compensation for its executives and to meet its obligations under the terms of various incentive programs.  However, the issue of deductibility has not come before the Committee in recent years and is not expected to be a concern for the foreseeable future.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

Todd C. Andrews
Richard A. Foster
D. Gregory Scott, Chairman
Paul R. Zippwald

Summary Compensation Table

The table below provides summary information concerning cash and certain other compensation paid to or accrued for the Company’s NEOs during fiscal year 2007.   Each of the NEOs named below are members of the Company’s Executive Committee which acts in the capacity of Chief Executive Officer of the Company.  See “Compensation Discussion and Analysis” for further discussion of compensation arrangements pursuant to which the amounts listed in the table below were paid or awarded and the criteria for such payment or award.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Allan L. Bridgford Senior Chairman of the Board	2007	$121,680	$0	$0	$0	$0	$97,921	$654	$220,255
Hugh Wm. Bridgford Vice President and Chairman of the Executive Committee	2007	$202,800	$0	$0	$0	$0	$91,355	$193	$294,348
William L. Bridgford Chairman of the Board	2007	$202,800	$0	$0	$0	$0	$32,302	$13,316	$248,418
John V. Simmons President	2007	$202,800	$0	$0	$0	$0	$535	$11,775	$215,110
Raymond F. Lancy Chief Financial Officer, Vice President and Treasurer	2007	$202,800	$0	$0	$0	$0	$32,898	$13,058	$248,756

(1)          Each NEO is eligible to receive a discretionary bonus.  However, because certain Company and individual performance targets were not met during fiscal year 2007, no such bonuses were paid.

(2)          The Company did not grant any stock awards to any of the NEOs during fiscal year 2007.

(3)          The Company did not grant any option awards to any of the NEOs during fiscal year 2007.

(4)          The Company does not currently sponsor any formal non-equity based compensation plans on behalf of its NEOs.  All non-equity incentive based bonuses, if any, are paid as discretionary bonuses and reflected under the “Bonus” column.

(5)          Includes the change in present value of each of the non-qualified deferred compensation plan and pension and retirement benefits described above.  The assumed discount rate used was 6.25% for the defined benefit plan and 7% for the Supplemental Executive Retirement Plan and Non-Qualified Deferred Compensation Plan.

(6)          Includes matching contributions to the Bridgford Foods Retirement Savings 401(k) plan and change in present value of post-retirement healthcare benefits.

Grants of Plan Based Awards

There were no stock options, restricted stock, restricted stock units or equity or non-equity-based performance awards granted to the Company’s NEOs during the fiscal year ended November 2, 2007.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable

Allan L. Bridgford	0	0	—	—	—	—	—	—	—
Hugh Wm. Bridgford	0	0	—	—	—	—	—	—	—
William L. Bridgford	25,000	0	—	$10.00	April 29,2009	—	—	—	—
John V. Simmons	25,000	0	—	$10.00	April 29,2009	—	—	—	—
Raymond F. Lancy	25,000	0	—	$10.00	April 29,2009	—	—	—	—

Option Exercises and Stock Vested

There were no shares acquired upon the exercise of stock options or vesting of stock awards during fiscal year 2007 by any NEO.

Pension Benefits

The tables below provide information concerning retirement plan benefits for each NEO and payments due upon certain termination scenarios .

Retirement Plan for Employees of Bridgford Foods Corporation for Administrative and Sales Employees

Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Allan L. Bridgford	49	$701,911	$67,761
Hugh Wm. Bridgford	51	$570,929	$48,771
William L. Bridgford	34	$222,637	$0
John V. Simmons	28	$175,741	$0
Raymond F. Lancy	15	$159,737	$0

The assumed discount rate used was 6.25% to compute the present value of the accumulated benefit.  The 1983 Group Annuity Mortality Table was used and an expected return on assets of 8% was assumed.

Supplemental Executive Retirement Plan (SERP)

Name	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Allan L. Bridgford	$338,865	$51,528
Hugh Wm. Bridgford	$401,678	$61,080
William L. Bridgford	$655,300	$0
John V. Simmons	$0	$0
Raymond F. Lancy	$674,203	$0

The following table estimates the present value of SERP benefits under different employment termination scenarios:

Name	Present Value of Benefits Upon Termination of Employment (1)		Present Value of Benefits if Disabled (1)		Present Value of Benefit Upon Death (1)		Present Value of Involuntary Termination of Employment Due to Sale/Merger/Acquisition (1)
Allan L. Bridgford		$338,865		$338,865		$338,865		$338,865
Hugh Wm. Bridgford		$401,678		$401,678		$401,678		$401,678
William L. Bridgford (2)		$172,515		$911,690		$911,690		$911,690
John V. Simmons	$	N/A	$	N/A	$	N/A	$	N/A
Raymond F. Lancy (2)		$195,572		$966,075		$966,075		$966,075

(1)          In each scenario above, the benefit amount shown is calculated at November, 2, 2007.

(2)          Death benefits for William L. Bridgford and Raymond F. Lancy are payable as a lump sum payment.  All other benefits are paid in the form of a monthly annuity.

A 7% discount rate was used throughout to conform with FAS87 calculations.  The actual payment amount for William L. Bridgford and Raymond F. Lancy would actually be determined using a discount rate similar to the rate required for qualified plans. The rate assumed for these estimates is 7%.

The following table estimates future payments under different termination scenarios:

Name	Payment Upon Termination of Employment if Occurred on 11/2/2007	Payment if Disabled on 11/2/2007 (1)	Death Benefit from Plan (2)	Involuntary Termination of Employment Due to Sale/Merger/Acquisition
Allan Bridgford	Continues to receive $4,294 for another 104 months	Continues to receive $4,294 for another 104 months	Continues to receive $4,294 for another 104 months	Continues to receive $4,294 for another 104 months
H William Bridgford	Continues to receive $5,090 for another 104 months	Continues to receive $5,090 for another 104 months	Continues to receive $5,090 for another 104 months	Continues to receive $5,090 for another 104 months
William L.Bridgford	$1,765 per month for 180 months beginning on 10/26/2009	$8,147 per month for 180 months commencing after disability	$8,147 per month for 180 months beginning just after death	Lump Sum payment due at termination of $911,690
Raymond F.Lancy	$1,870 per month for 180 months beginning on 12/11/2008	$8,633 per month for 180 months commencing after disability	$8,633 per month for 180 months beginning just after death	Lump Sum payment due at termination of $966,075

(1)          Disability amount is decreased by any Company paid disability insurance policies, Social Security disability benefits, or other Federal or State disability programs.

(2)          Assumes death on November 2, 2007. The discount rate used to calculate the lump sum amount is 7%.

Non-Qualified Deferred Compensation

The table below provides information concerning deferred compensation plan benefits for each NEO during the fiscal year ended November 2, 2007.

Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Allan L. Bridgford	$0	$0	$0	$76,141	$482,381
Hugh Wm. Bridgford	$0	$0	$0	$76,141	$482,381
William L. Bridgford	$0	$0	$0	$0	$0
John V. Simmons	$0	$0	$0	$0	$0
Raymond F. Lancy	$0	$0	$0	$0	$0

The following table estimates the present value of  benefits under different employment termination scenarios:

Name	Present Value of Benefit at Termination of Employment, at November 2, 2007	Present Value of Benefit in the Event of Disability, at November 2, 2007	Present Value of Benefit Upon Death, at November 2, 2007	Present Value of Benefit Upon Involuntary Termination of Employment Due to Sale/Merger/Acquisition
Allan L. Bridgford	$482,381	$482,381	$482,381	$482,381
Hugh Wm. Bridgford	$482,381	$482,381	$482,381	$482,381

Allan L. Bridgford and Hugh Wm. Bridgford each currently receive a monthly deferred compensation payment of $6,389.  As of November 2, 2007, 101 such monthly payments are remaining for each recipient.

The deferred compensation amounts are calculated using a crediting rate equal to Moody’s Average Seasoned Bond Rate, plus 2%.  This rate is subject to fluctuation.  Upon death, the deferred compensation benefits are paid in a lump sum equal to the individual’s remaining account balance.

Director Compensation

The table below summarizes the total compensation paid by the Company to directors who were not NEOs during fiscal year 2007. Directors who were NEOs did not receive any additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash	Stock awards		Option awards		Non-Equity Incentive Plan Compensation		Change in Pension Value and Non-Qualified Deferred Compensation Earnings(1)		All Other Compensation (1)		Total
Richard A. Foster	$18,075	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$18,075
Robert E. Schulze	$14,175	$	N/A	$	N/A	$	N/A		$86,901		$2,310	$103,386
Paul R. Zippwald	$18,275	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$18,275
Todd C. Andrews	$17,775	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$17,775
D. Gregory Scott	$15,325	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$15,325

(1)          Robert Schulze retired June 30, 2004 and receives pension benefits under the Company’s defined benefit pension plan, SERP plan and Deferred Compensation Plan in addition to post-retirement healthcare coverage.

The Company uses solely cash compensation to attract and retain qualified candidates to serve on its Board of Directors.  In setting director compensation, the Company considers the demands that have been placed and will continue to be placed on the directors and the skill-level required by its directors.  In addition, as with the Company’s executive officers, compensation decisions for directors are made in the context of the Company’s focus on controlling costs and returning to profitability.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s Compensation Committee at November 2, 2007 consisted of Todd C. Andrews, D. Gregory Scott (Chairman), Richard A. Foster and Paul R. Zippwald. No member of the Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries at November 2, 2007. The Company is not aware of any “compensation committee interlocks” that existed during fiscal 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is not aware of any related party transactions that would require disclosure. The Company’s executive officers, directors, nominees for directors and principal shareholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company that would be reportable under Item 404 of Regulation S-K without the prior approval of its Audit Committee (or other independent committee of the Board of Directors in cases where it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest). Any request for the Company to enter into a transaction with an executive officer, director, or nominee for director, principal stockholder or any of such persons’ immediate family members or affiliates that would be reportable under Item 404 of Regulation S-K must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. The Audit Committee shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by the Audit Committee.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has, subject to ratification by the shareholders, appointed Haskell & White LLP as independent registered public accountants for the Company for the fiscal year commencing November 3, 2007.

The Company’s Board of Directors recommends that you vote FOR the ratification of the appointment of Haskell & White LLP as the Company’s independent accountants for fiscal year 2008.  Proxies received in response to this solicitation will be voted FOR the approval of such firm unless otherwise specified in the proxy. In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection. Representatives of Haskell & White LLP will be present at the meeting and available for questions.  They will have the opportunity to make a statement if they so desire.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Audit fees billed by Haskell & White LLP for the audit of the Company’s 2007 and 2006 annual financial statements and the review of the financial statements included in its quarterly reports on Form 10-Q totaled $201,900 and $178,000, respectively.

Audit-Related Fees

Audit-related fees typically consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include consultations related to the Sarbanes-Oxley Act and consultations concerning financial accounting and reporting standards. There were no audit-related fees billed by Haskell & White LLP for the fiscal years ended November 2, 2007 and November 3, 2006.

Tax Fees

Tax fees are comprised of services that include assistance related to state tax compliance services and consultations regarding federal and state research and development tax credits.  There were no tax fees billed by Haskell & White during the fiscal year ended November 2, 2007.  Tax fees billed by Haskell & White during the fiscal year ended November 3, 2006 were $4,000.

All Other Fees

The Company did not incur any other fees billed by Haskell & White LLP during the fiscal years ended November 2, 2007 or during the fiscal year ended November 3, 2006.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT ACCOUNTANTS

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants.  These services may include audit services, audit-related services, tax services and other services.  During fiscal years 2007 and 2006, the Audit Committee approved all such services rendered by its independent accountants.  For audit services, the independent accountant provides the Audit Committee with an audit plan including proposed fees in advance of the annual audit.  The Audit Committee approves the plan and fees for the audit.

For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent accountant to provide during the fiscal year.  The Company’s senior management and the independent accountant will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements.  A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request.  The Audit Committee must approve both permissible non-audit services and the budget for such services.

REPORT OF THE AUDIT COMMITTEE

Pursuant to a meeting of the Audit Committee on January 17, 2008, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent registered public accountants the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from Haskell & White LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board No. 1, and discussed with the independent registered public accountants the accountants’ independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended November 2, 2007.

AUDIT COMMITTEE

Todd C. Andrews
Richard A. Foster
Robert Schulze
D. Gregory Scott, Chairman
Paul R. Zippwald

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received at the Company’s principal office no later than October 18, 2008 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.  Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Additionally, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by January 1, 2009, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

The Board of Directors is not aware of any matters to be acted upon at the meeting other than the election of directors and the ratification of the appointment of Haskell & White LLP. If, however, any other matter shall properly come before the meeting, the persons named in the proxy accompanying this statement will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

FINANCIAL STATEMENTS

The annual report of the Company for the fiscal year ended November 2, 2007 accompanies this Proxy Statement but is not a part of the proxy solicitation material.

By order of the Board of Directors

/s/ Cindy M. Matthews-Morales
Cindy M. Matthews-Morales
Secretary

February 15, 2008

FORM 10-K

The Corporation will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Corporation on Form 10-K for the fiscal year ended November 2, 2007, as filed with the Securities and Exchange Commission (the “SEC”), including financial statements and associated schedules. Such report was filed with the Securities and Exchange Commission on January 31, 2008 and is available on the SEC’s website, www.sec.gov, as well as the Company’s website, www.bridgford.com. Requests for copies of such report should be directed to the Treasurer, Bridgford Foods Corporation, P.O. Box 3773, Anaheim, California 92803.

Exhibit A

(Of Proxy Statement for Annual Meeting of Shareholders to be held March 14, 2007)

Bridgford Foods Corporation

Amended and Restated Audit Committee Charter

As Adopted August 14, 2006

One committee of the board of directors will be known as the audit committee and will be comprised of at least three members of the board.  Only independent directors will serve on the audit committee.  An independent director is free of any relationship that could influence his or her judgment as a committee member.  An independent director may not be associated with a major vendor to, or customer of, the Company.  When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should excuse himself or herself from any decision that might be influenced by that relationship.

Apart from his or her capacity as a member of the board or any committee of the board, no audit committee member shall be an affiliated person of the Company or any Company subsidiary as required under applicable SEC and NASD rules.  Each member of the audit committee shall (i) be an independent director, as defined in NASD Rule 4200 and the rules of the SEC (including, without limitation, Rule IDA-3 under the Securities Exchange Act of 1934), (ii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years, and (iii) be able to read and understand fundamental financial statements at the time of appointment, in accordance with the requirements set forth in NASD Rule 4350.  In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities in accordance with NASD Rule 4350.  Further, at least one member must qualify as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

As part of the commitment of the Company and board of directors to good governance practices, the audit committee regularly reviews its charter and recommends to the board changes to the charter.  The board adopted this amended and restated charter on August 14, 2006.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing 1) the financial information that will be provided to the shareholders and others, 2) the systems of internal controls management that the board of directors has established, 3) the Company’s compliance with legal and regulatory requirements, and 4) all audit processes, including, but not limited to, the independent accountant’s qualifications, independence, and performance.

GENERAL RESPONBILITIES

1.             The audit committee provides open avenues of communication among the internal auditors, the independent accountant, and the board of directors.

2.             The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3.             The audit committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities with full access to all books, records, facilities, and personnel of the Company.  The committee is authorized to retain independent counsel, accountants, or others it needs to carry out its responsibilities, including, but not limited to, any specific investigation.

4.             The committee will meet at least four times each year or more frequently if circumstances make that preferable.  The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent.  The committee may ask members of management or others to attend the meeting and is authorized to requisition all pertinent information from management.

5.             The audit committee shall establish and maintain procedures for receiving, retaining, and treating complaints received by the Company regarding accounting, internal accounting controls, or auditing matters including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.             The audit committee shall establish procedures for the hiring of employees and former employees of the independent accountant.

7.             The audit committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the board.

8.             The committee will do whatever else the law, the Company’s charter or bylaws, or the board of directors require.

RESPONSIBILITES FOR ENGAGING INDEPENDENT ACCOUNTANTS

1.             The audit committee will select the independent accountants for Company audits.  The audit committee also will review and set any fees paid to the independent accountants, both for audit and lawfully permitted non-audit services, and review and approve dismissal of the independent accountants.  The audit committee shall have the sole authority to approve the hiring and firing of the independent accountants and all compensation and retention terms with respect to any engagement of the independent accountants.  The independent accountants shall report directly to the audit committee.

2.             The audit committee shall review and evaluate the performance of the independent accountants and ascertain that the lead (or concurring) audit partner from any public accounting firms performing audit services, serves in that capacity for no more than five fiscal years of the Company.

3.             The audit committee will approve in advance the retention of the independent accountants for the performance of all audit and lawfully permitted non-audit services and the fees for such services (provided that pre-approval of non-audit services will not be required in those circumstances where a subsequent approval is permissible under applicable SEC and NASD rules).

4.             The audit committee will confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.  To facilitate this confirmation, the audit committee shall obtain on a periodic basis a formal written statement from the independent accountant regarding relationships and services with the Company which may impact independence and present this statement to the board of directors and to the extent there are such relationships, monitor and investigate them.

5.             The audit committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

6.             The audit committee will listen to management and the primary independent accountant if either believes there might be a need to engage additional auditors.  The audit committee will decide whether to engage an additional firm and, if so, which one.

RESPONSBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

1.             The audit committee will confirm that the independent accountant a) views the committee as its client, b) will be available to the full board of directors at least annually, and c) provides the committee with a timely analysis of significant financial reporting issues.

2.             The audit committee will review significant risks and exposures with management and the independent accountant and will assess management’s steps to minimize them.

3.             The audit committee will review the following with the independent accountant and management:

(a)           The adequacy of the Company’s internal controls, including computerized information system controls and security.

(b)           Any significant finding and recommendations made by the independent accountant together with management’s responses to them.

4.             Shortly after the annual examination is completed, and prior to filing with the SEC, the audit committee will review the following with management and the independent account:

(a)           The Company’s annual financial statements and related footnotes.

(b)           The independent accountant’s audit of and report on the financial statements.

(c)           The effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements, if any.

(d)           The independent accountant’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

(e)           Any difficulties or disputes encountered during the course of the audit, including any restrictions on the scope of his or her work or access to required information.

(f)            The Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” including, without limitation, all critical accounting policies and practices used by the Company.

(g)           All alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of each alternative, and the treatment preferred by the Company.

(h)           Anything else about the audit procedures or findings that GAAP requires the auditors to discuss with the committee.

5.             The audit committee will review all material written communications between the independent accountant and management.

6.             The audit committee will review annual filings with the SEC and other published documents containing the Company’s financial statements, including but not limited to earnings press releases, and will consider whether the information in the filings is consistent with the information in the financial statements.

7.             The audit committee will review and discuss the interim financial reports, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent account before those interim results are released to the public in an earnings release or filed with the SEC or other regulators.  The audit committee shall direct the Company’s independent accountants to review such interim financial statements using professional standards and procedures for such reviews.

8.             The audit committee will prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities and how the responsibilities were fulfilled.  The committee will also prepare a report for the Company’s proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and any other item required for inclusion in this proxy statement.

PERIODIC RESPONSIBLITIES

1.             Review and update the committee’s charter annually.

2.             Review polices and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

3.             Review, approve, and monitor with the independent accountant, the Company’s code of conduct and such other codes of business conduct that the Company may adopt from time to time pertaining to its directors, officers, or employees.

4.             Review, in conjunction with counsel at the discretion of the audit committee, legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs, and reports from regulators.

5.             Provide oversight and review of the Company’s risk management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

6.             Meet with the independent accountants and management in separate executive sessions to discuss matters the committee or these groups believe should be discussed privately with the audit committee.  The audit committee will meet separately with the Company’s chief executive officer and chief financial officer at least annually to review the financial affairs of the Company, including a review of the Company’s internal controls.  The audit committee will meet separately with the independent accountants of the Company at such times as it deems appropriate to review the independent accountant’s examination and management report.

7.             As the audit committee deems appropriate, obtain advice and assistance from outside legal, accounting, or other advisors; in this regard, the audit committee shall have the authority to engage, oversee, and require funding for outside legal, accounting, or other advisors.

8.             Review and approve in advance all related party transactions for potential conflict of interest.

9.             In connection with each periodic report of the Company, review:

(a)           management’s disclosure to the committee under Section 302 of the Sarbanes-Oxley Act of 2002.

(b)           the contents of the chief executive officer and the chief financial officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

COMPENSATION

1.             The Company shall provide appropriate funding, as determined by the audit committee, in its capacity as a committee of the board, for the payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (ii) compensation to any advisors employed by the audit committee pursuant to the terms of this charter; and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

2.             Members of the audit committee shall receive such fees, if any, for their service as audit committee members as may be determined by the board of directors in its sole discretion.  Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the board of directors.  Members of the audit committee may not receive any compensation from the Company except fees that they receive for service as a member of the board of directors or any committee thereof and reasonable expense reimbursement.

AUDIT COMMITTEE MEMBERS

/s/ TODD C. ANDREWS	Independent Director	August 14, 2006
Todd C. Andrews	Chairman

/s/ RICHARD A. FOSTER	Independent Director	August 14, 2006
Richard A. Foster

/s/ D. GREGORY SCOTT	Independent Director	August 14, 2006
D. Gregory Scott

/s/ PAUL R. ZIPPWALD	Independent Director	August 14, 2006
Paul R. Zippwald

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BRIDGFORD FOODS CORPORATION

2008 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 19, 2008

The undersigned shareholder of BRIDGFORD FOODS CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 15, 2008, and hereby appoints Hugh Wm. Bridgford and Allan L. Bridgford, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Shareholders of BRIDGFORD FOODS CORPORATION, to be held on March 19, 2008 at 10:00 a.m., local time, at the Crowne Plaza Hotel, 1500 South Raymond Avenue, Fullerton, California, and at any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE EIGHT DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

BRIDGFORD FOODS CORPORATION

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY	Please mark your votes like this	☒

FOR all	WITHHOLD AUTHORITY
1.	Election of Directors	Nominees listed	to vote (except as marked to
to the left	the contrary for all nominees
NOMINEES:	listed to the left)
01 Allan L. Bridgford 02 Hugh Wm. Bridgford	05 Richard A. Foster 06 Robert E. Schulze	☐	☐
03 William L. Bridgford 04 Todd C. Andrews	07 D. Gregory Scott 08 Paul R. Zippwald

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY APPOINTMENT OF Haskell & White LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2008:	☐	☐	☐

and in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	,	2008.

(This proxy should be marked, dated and signed by the shareholder (s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)